AMENDMENT NO. 9

TO MASTER REPURCHASE AGREEMENT

Amendment No. 9 dated as of May 1, 2006 (this “Amendment”), by and between CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), ENCORE CREDIT CORP., (“ECC” and a “Seller”), ECC CAPITAL CORPORATION (“ECC Capital” and a “Seller”), BRAVO CREDIT CORPORATION (“Bravo” and a “Seller”, and together with ECC, ECC Capital and Bravo, the “Sellers”).

RECITALS

The Buyer, ECC, ECC Capital and Bravo are parties to that certain Master Repurchase Agreement, dated as of February 18, 2005, as amended by Amendment No. 1, dated as of July 21, 2005, Amendment No. 2, dated as of August 15, 2005, Amendment No. 3, dated as of August 19, 2005, Amendment No. 4, dated as of September 6, 2005, Amendment No. 5, dated as of September 30, 2005, Amendment No. 6, dated as of November 29, 2005, Amendment No. 7, dated as of January 12, 2006 and Amendment No. 8, dated as of April 11, 2006 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer, ECC, ECC Capital and Bravo have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer, ECC, ECC Capital and Bravo hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1 adding the following definitions in their proper alphabetical order:

““Par Percentage” means, with respect to each Mortgage Loan, the following percentage, as applicable:

(a) with respect to Purchased Mortgage Loans that are Sub-Prime Mortgage Loans, Second Lien Mortgage Loans or HELOCs (other than Aged Loans), 99%; or

(b) with respect to Purchased Mortgage Loans that are Aged Loans, 90%; or

(c) with respect to Transactions the subject of which are Exception Mortgage Loans, a percentage to be determined by Buyer in its sole discretion.”

““Restricted Cash for Margin” means cash deposited by the Sellers in the Buydown Account in order to satisfy a Margin Call made pursuant to Section 6(a) hereof.”

““Restricted Cash for Par Purchase” means the minimum amount required to be maintained by Sellers in the Buydown Account as further described in Section 5(c) hereof in order for the Sellers to receive the Purchase Price set forth in clause (b) of the definition thereof. Buyer shall calculate the amount required as Restricted Cash for Par Purchase from time to time and communicate such amount to Sellers. Such calculation shall equal the excess if any of the outstanding principal balance of the Purchased Mortgage Loans then subject to Transactions minus the Purchase Price as calculated pursuant to clause (a) of the definition of Purchase Price.”

1.2 deleting the definitions of “Market Value”, “Maximum Aggregate Purchase Price”, “Purchase Price” and “Termination Date” in their entirety and replacing them with the following language:

““Market Value” means, with respect to any Purchased Mortgage Loan as of any date of determination, the whole-loan servicing released fair market value of such Purchased Mortgage Loan on such date as determined by Buyer (or an Affiliate thereof) in its good faith discretion. Without limiting the generality of the foregoing, each Seller acknowledges that (a) in the event that a Purchased Mortgage Loan is not subject to a Take-out Commitment, Buyer may deem the Market Value for such Mortgage Loan to be no greater than par and (b) the Market Value of a Purchased Mortgage Loan may be reduced (including to zero) by Buyer if:

(i) a breach of a representation, warranty or covenant made by a Seller in this Agreement with respect to such Purchased Mortgage Loan has occurred and is continuing and such breach would be reasonably likely to adversely affect the value of such Purchased Mortgage Loan;

(ii) such Purchased Mortgage Loan (other than a Repurchased Mortgage Loan) is a Non-Performing Mortgage Loan;

(iii) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take-out Investor pursuant to a Bailee Letter) for a period in excess of ten (10) calendar days;

(iv) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter for a period in excess of forty-five (45) calendar days;

(v) such Purchased Mortgage Loan has been subject to a Transaction hereunder for a period of greater than (a) 120 days for all Mortgage Loans other than Aged Loans or Repurchased Mortgage Loans and (b) 180 days with respect to each Aged Loan or Repurchased Mortgage Loan;

(vi) such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan for which the Mortgage File has not been delivered to the Custodian on or prior to the eighth Business Day after the related Purchase Date;

(vii) such Purchased Mortgage Loan is no longer acceptable for purchase by Buyer (or an Affiliate thereof) under any of the flow purchase or conduit programs for which a Seller then has been approved due to a Requirement of Law relating to consumer credit laws or otherwise;

(viii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Repurchased Mortgage Loans that are Purchased Mortgage Loans exceeds $5 million;

(ix) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Aged Loans (other than Repurchased Mortgage Loans) that are Purchased Mortgage Loans exceeds $20 million;

(x) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Second Lien Mortgage Loans (including HELOCs) that are Purchased Mortgage Loans exceeds $50 million;

(xi) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all HELOCs that are Purchased Mortgage Loans exceeds $30 million;

(xii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Purchased Mortgage Loans for which the credit quality is below that of a B Credit Mortgage Loan exceeds 5% of the Maximum Aggregate Purchase Price;

(xiii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Purchased Mortgage Loans for which the origination date with respect to such Mortgage Loan is greater than thirty (30) days prior to the related Purchase Date but not greater than sixty (60) days prior to the related Purchase Date exceeds $50,000,000;

(xiv) during the first five (5) Business Days and the last five (5) Business Days of each calendar month, when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds 40% of the Maximum Aggregate Purchase Price;

(xv) other than during the first five (5) Business Days and the last five (5) Business Days of each calendar month, when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds 30% of the Maximum Aggregate Purchase Price;

(xvi) such Purchased Mortgage Loan is a Repurchased Mortgage Loan for which the Mortgaged Property has been foreclosed upon or has been converted to REO Property.”

““Maximum Aggregate Purchase Price” means SEVEN HUNDRED MILLION DOLLARS ($700,000,000).”

““Purchase Price” means the price at which each Purchased Mortgage Loan is transferred by Sellers to Buyer, which shall equal:

(a) on the Purchase Date, in the case of Purchased Mortgage Loans which are Sub-Prime Mortgage Loans, Second Lien Mortgage Loans, HELOCs or Aged Loans (other than, in all cases, Mortgage Loans that are Repurchased Mortgage Loans), if less than the Restricted Cash for Par Purchase is maintained in the Buydown Account, the lesser of either:

(A) the product of (1) the Market Value of such Purchased Mortgage Loan multiplied by (2) the applicable Purchase Price Percentage for such Mortgage Loan or

(B) the product of (1) the outstanding principal amount thereof as set forth on the related Mortgage Loan Schedule and (2) the applicable Par Percentage for such Mortgage Loan;

(b) on the Purchase Date, in the case of Purchased Mortgage Loans which are Sub-Prime Mortgage Loans, Second Lien Mortgage Loans, HELOCs or Aged Loans (other than, in all cases, Mortgage Loans that are Repurchased Mortgage Loans), if at least the Restricted Cash for Par Purchase is maintained in the Buydown Account, the outstanding principal amount thereof as set forth in the Mortgage Loan Schedule of such Purchased Mortgage Loan;

(c) on the Purchase Date, in the case of Purchased Mortgage Loans which are Repurchased Mortgage Loans, the lesser of (1) the product of (A)(x) for the first 90 days in which the Purchased Mortgage Loan is subject to a Transaction, 85% and (y) thereafter, 85% minus an additional 10% for each 30-day period following the 90th day in which the Purchased Mortgage Loan is subject to a Transaction multiplied by (B) the outstanding principal balance thereof as set forth in the related Mortgage Loan Schedule or (2) 70% of the value reflected in the most recent BPO; and

(d) on any day after the Purchase Date, except where Buyer and the Sellers agree otherwise, the amount determined under the immediately preceding clauses (a), (b) or (c) decreased by the amount of any cash transferred by the Sellers to Buyer pursuant to Section 4(c) hereof or applied to reduce the Sellers’ obligations under clause (ii) of Section 4(b) hereof or under Section 6 hereof.”

““Termination Date” means the earlier of (a) June 30, 2006, and (b) the date of the occurrence of an Event of Default.”

SECTION 2. Price Differential. Section 5 of the Existing Repurchase Agreement is hereby amended by deleting subsection (c) in its entirety and replacing it with the following language:

“c. Sellers may remit to Buyer funds in $500,000 increments up to the outstanding Purchase Price to be held as unsegregated cash margin (including without limitation, amounts which constitute Restricted Cash for Margin and Restricted Cash for Par Purchase, and collateral in an account (the “Buydown Account”) for all Obligations under the Repurchase Agreement (such amount, to the extent not applied to Obligations under the Repurchase Agreement, the “Buydown Amount”). The Buydown Amount shall be used by Buyer in order to calculate the Price Differential, which will accrue on the Purchase Price then outstanding minus the Buydown Amount, applied to Transactions involving Sub-Prime Mortgage Loans or Second Lien Mortgage Loans (including HELOCs). The Sellers shall be entitled to request a drawdown of the Buydown Amount (other than amounts that represent Restricted Cash for Par Purchase or Restricted Cash for Margin) or remit additional funds to be added to the Buydown Amount in increments of $500,000, no more than one time per week; provided that, in the event that Buyer notifies Sellers that the Buydown Amount is less than the calculation of Restricted Cash for Par Purchase, then the Sellers shall promptly remit the shortfall to the Buydown Account. Without limiting the generality of the foregoing, in the event that a Margin Call or other Default exists, the Buyer shall be entitled to use any or all of the Buydown Amount to cure such circumstance or otherwise exercise remedies available to the Buyer without prior notice to, or consent from, the Sellers.”

SECTION 3. Conditions Precedent. This Amendment shall become effective as of April 13, 2006, (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

2.2 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(i) this Amendment, executed and delivered by a duly authorized officer of the Buyer and Seller; and

(ii) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4. Representations and Warranties. Each Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Repurchase Agreement (except to the extent that such representation or warranty expressly relates to an earlier date).

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their authorized representatives thereunto duly authorized as of the day and year first above written.

Buyer:

CREDIT SUISSE FIRST BOSTON
MORTGAGE CAPITAL LLC,
as Buyer

By: Bruce S. Kaiserman
Name: Bruce S. Kaiserman
Title: Vice President

Sellers:

ENCORE CREDIT CORP.

By: Larry Moretti
Name: Larry Moretti
Title: EVP & Chief Administrative Officer

ECC CAPITAL CORPORATION

By: Larry Moretti
Name: Larry Moretti
Title: EVP & Chief Administrative Officer

BRAVO CREDIT CORPORATION

By: Larry Moretti
Name: Larry Moretti
Title: EVP & Chief Administrative Officer